EXHIBIT 99.7(p)

ENROLLING WITH TIAA-CREF

FIRST:

Select your allocation

To the extent permitted by your employer’s nonqualified deferred compensation plan, you may choose how the contributions on your behalf are allocated under the employer’s plan.

Select the accounts to which you would like the contributions to be allocated by completing the Plan Contribution Allocation Administrative Form. You may change your allocation at any time in the future, as permitted by the terms of the employer’s plan.

Option A: Choose a TIAA-CREF Lifecycle Fund

Pick the Lifecycle Fund closest to your estimated year of retirement.

Option B: Build your own portfolio

Using whole numbers, choose the percentage you want to allocate to each account or funds. The three-digit account and fund numbers and descriptions are provided with your enrollment form. Write the account or fund number and percentage allocated to each in the appropriate columns. If you are allocating to more than 10 accounts or funds, use a separate page and include your name and Social Security number on it. If your allocation is invalid in any way, your contributions will be automatically invested for you. Upon receiving clarification from you, we will apply all future contributions according to your instructions.

THEN:

Provide your personal information

Be sure to provide all the information requested. If you do not have a Social Security number, please provide your taxpayer identification number.

Indicate your agreement by signing

Nonqualified deferred compensation plans of governmental or tax exempt employers are subject to special tax rules under Internal Revenue Code Section 457(f). You may be taxed on the amounts deferred as soon as they are vested regardless of whether you have access to the funds. Make sure you have discussed these tax consequences with your employer and/or tax advisor.

General Information

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, Social Security number and other information that will allow us to identify you, such as your home telephone number. Until you provide the information we need, we may not be able to open an account or effect any transactions for you.

►	Return your enrollment form to your employer’s benefits office.

If you need help in choosing an allocation or filling out the form, please call us at 800 842-2776 Monday to Friday from 8 a.m. to 10 p.m. or Saturday from 9 a.m. to 6 p.m. (ET).

457(f) G10.3.3-LC-GRA (8/06)

YOUR INVESTMENT CHOICES

FOR MORE INFORMATION: FOR DETAILED DESCRIPTIONS OF EACH OF THESE ACCOUNTS AND FUNDS GO TO www.tiaa-cref.org.

OPTION A:	To select the simplified “One Decision” strategy, simply choose the Lifecycle Fund listed below that’s closest to your estimated year of retirement.

RETIREMENT FUNDS

ASSET CLASS	TYPE	FUNDS

MULTI-ASSET	MUTUAL FUNDS	TIAA-CREF Lifecycle Fund 2010	TIAA-CREF Lifecycle Fund 2030
		TIAA-CREF Lifecycle Fund 2015	TIAA-CREF Lifecycle Fund 2035
		TIAA-CREF Lifecycle Fund 2020	TIAA-CREF Lifecycle Fund 2040
TIAA-CREF Lifecycle Fund 2025

OPTION B:	If you prefer to build your own portfolio, the choices listed below are offered in your retirement plan.

RETIREMENT ACCOUNTS AND FUNDS

ASSET CLASS	TYPE	FUNDS/ACCOUNTS (FUND/ACCOUNT NUMBER)

EQUITIES	VARIABLE ANNUITY ACCOUNTS	CREF Equity Index Account (008)
CREF Global Equities Account (006)
CREF Growth Account (007)
CREF Stock Account (002)

	MUTUAL FUNDS	TIAA-CREF Growth and Income Fund (011)	TIAA-CREF Mid-Cap Value Fund (016)
		TIAA-CREF International Equity Fund (013)	TIAA-CREF Mid-Cap Value Index Fund (023)
		TIAA-CREF International Equity Index Fund (027)	TIAA-CREF Real Estate Securities Fund (017)
		TIAA-CREF Large-Cap Growth Index Fund (019)	TIAA-CREF S&P 500 Index Fund (018)
		TIAA-CREF Large-Cap Value Fund (014)	TIAA-CREF Small-Cap Blend Index Fund (024)
		TIAA-CREF Large-Cap Value Index Fund (020)	TIAA-CREF Small-Cap Equity Fund (028)
		TIAA-CREF Mid-Cap Blend Index Fund (021)	TIAA-CREF Small-Cap Growth Index Fund (025)
		TIAA-CREF Mid-Cap Growth Fund (015)	TIAA-CREF Small-Cap Value Index Fund (026)
		TIAA-CREF Mid-Cap Growth Index Fund (022)	TIAA-CREF Social Choice Equity Fund (012)

REAL ESTATE	VARIABLE ANNUITY ACCOUNT	TIAA Real Estate Account (009)

FIXED INCOME	VARIABLE ANNUITY ACCOUNTS	CREF Bond Market Account (005)
CREF Inflation-Linked Bond Account (010)

MONEY MARKET	VARIABLE ANNUITY ACCOUNT	CREF Money Market Account (003)*

GUARANTEED	GUARANTEED ANNUITY ACCOUNT	TIAA Traditional Account (001)

MULTI-ASSET	VARIABLE ANNUITY ACCOUNT	CREF Social Choice Account (004)

	MUTUAL FUNDS	TIAA-CREF Lifecycle Fund 2010 (135)	TIAA-CREF Lifecycle Fund 2030 (139)
		TIAA-CREF Lifecycle Fund 2015 (136)	TIAA-CREF Lifecycle Fund 2035 (140)
		TIAA-CREF Lifecycle Fund 2020 (137)	TIAA-CREF Lifecycle Fund 2040 (141)
TIAA-CREF Lifecycle Fund 2025 (138)

Annuity account options are available through contracts issued by TIAA or CREF. These contracts are designed for retirement or other long-term goals, and offer a variety of income options, including lifetime income. Payments from the variable annuity accounts are not guaranteed and will rise or fall based on investment performance. Mutual funds do not offer the range of income options available through annuities.

*	An investment in this account is not a deposit of any bank and is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other U.S. government agency.

IMPORTANT: If the asset allocation you choose on the following page is invalid in any way, your contributions will be automatically invested for you in a TIAA-CREF Lifecycle Fund.

SELECT YOUR ALLOCATION

PLAN CONTRIBUTION ALLOCATION ADMINISTRATIVE FORM
If you need help creating an allocation, you can use our Asset Allocation Calculator at www.tiaa-cref.org/calcs. You can also have a custom portfolio prepared for you by calling us at 800 842-2776.

ENROLLMENT FORM FOR INSTITUTIONALLY OWNED TIAA AND CREF GROUP RETIREMENT ANNUITY CERTIFICATES (FOR NONQUALIFIED DEFERRED COMPENSATION PLANS)
Teachers Insurance and Annuity Association of America–College Retirement Equities Fund, New York, NY

Please print in upper case using black or dark blue ink and provide all information requested.

          Provide your personal information

Your allocation of contributions

All contributions will be allocated in accordance with instructions from your plan sponsor unless you complete the Plan Contribution Allocation Administrative Form.

G10.3.3-LC-GRA (8/06)

Indicate your agreement by signing

Your employer’s plan may offer mutual funds as an investment choice in addition to the TIAA and CREF annuities.

Subject to the terms of your employer’s nonqualified deferred compensation plan, your employer exercises all rights under these annuity certificates and the amounts in any of the mutual funds.

You cannot assign or take loans from these certificates or the amounts in any of the mutual funds. Distributions before termination of service may be prohibited or limited.

The accumulations in and the benefit payments from the CREF accounts, the TIAA Real Estate Account, and the mutual funds are variable and not guaranteed; they depend on the investment performance of these accounts

I have read and acknowledge all provisions of this enrollment form.

Under penalties of perjury, you certify that the taxpayer identification number shown on this form is your correct Social Security number. The Internal Revenue Service does not require your consent to any provision of this document.

You should consider the investment objectives, risks, charges and expenses carefully before investing. Please read the prospectuses for the accounts and funds carefully before you invest. This form must be accompanied or preceded by current prospectuses. For additional copies, call 877 518-9161 or visit www.tiaa-cref.org.

TIAA-CREF Individual & Institutional Services, LLC, and Teachers Personal Investors Services, Inc., distribute securities products. TIAA (Teachers Insurance and Annuity Association of America), 730 Third Avenue, New York, NY 10017 issues annuities.

©2006 Teachers Insurance and Annuity Association of America–College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017

G10.3.3-LC-GRA (8/06)

You should consider the investment objectives, risks, charges and expenses carefully before investing. Please read the prospectuses for the accounts and funds carefully before you invest.

TIAA-CREF Individual & Institutional Services, LLC, and Teachers Personal Investors Services, Inc., distribute securities products. This form must be accompanied or preceded by current prospectuses. For additional copies, call 877 518-9161 or visit www.tiaa-cref.org. Read them carefully before investing or sending money. TIAA (Teachers Insurance and Annuity Association of America), 730 Third Avenue, New York, NY 10017 issues annuities.

10_K_2